Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Michael C. Ray, the Chief Executive Officer of Vera Bradley, Inc., certify that (i) the quarterly report on Form 10-Q for the fiscal quarter ended April 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Vera Bradley, Inc. as of the dates and for the periods set forth therein.

/s/ Michael C. Ray
Michael C. Ray
Chief Executive Officer

June 14, 2011
Date

I, Jeffrey A. Blade, the Executive Vice President—Chief Financial and Administrative Officer of Vera Bradley, Inc., certify that (i) the quarterly report on Form 10-Q for the fiscal quarter ended April 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Vera Bradley, Inc. as of the dates and for the periods set forth therein.

/s/ Jeffrey A. Blade
Jeffrey A. Blade
Executive Vice President—Chief Financial and Administrative Officer

June 14, 2011
Date